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                      [LETTERHEAD OF GARY B. WOLFF, P.C.]



                                  May 28, 1996

                         CONSENT AND OPINION OF COUNSEL

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-1004

Gentlemen:

I am securities counsel to Rollo Entertainment Inc., a Delaware corporation (the "Company"). I have, in such capacity, examined and am familiar with the Articles of Organization, as amended, and the By-laws of the Company, and have examined the records of corporate proceedings. I have also examined and am familiar with such other documents as I have considered necessary for rendering my opinion hereinafter set forth.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, $.0001 par value, of the Company reserved for issuance under the Rollo Entertainment Inc. 1996 Non-Statutory Stock Option Plan dated May 22, 1996, will, when issued in accordance with the terms of such plan, be legally issued, fully paid and nonassessable.

In addition, I hereby consent to the use of our name in the above opinion filed with the Registration Statement on Form S-8.

                                                              Very truly yours,

                                                              /s/Gary B. Wolff
                                                              ------------------
                                                              Gary B. Wolff


GBW:th

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